SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

IDS Solar Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177518	45-2758994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 Birch Street Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 674-1554

_________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On February 11, 2013, we entered into a letter of agreement (the “Agreement”) with Emerging Growth, LLC (“Emerging”). Under the Agreement, Emerging has agreed to assist us as a consultant in the development of an online advertising program. The term of the Agreement commenced on February 15, 2013 and will run for one year. On August 15, 2013, either party may opt out of the final six months of the Agreement. In consideration for Emerging’s services, we have agreed to pay $4,500 immediately, $1,500 on March 1, 2013, and $3,000 per month on the 15th of each month through December 15, 2013. In addition, we have agreed to issue 300,000 shares of common stock to Emerging. The foregoing is a summary of the material terms of the Agreement, which should be reviewed in full for additional information.

On February 15, 2013, we entered into a Consulting Agreement with Patrick Gaynes. Under the Consulting Agreement, Mr. Gaynes will assist and advise us as a consultant with regard to investor relations and other financial matters for a term of 180 days. Mr. Gaynes will be paid a monthly fee of $2,500 and will be issued 900,000 shares of common stock as compensation for his services. The foregoing is a summary of the material terms of the Consulting Agreement, which should be reviewed in full for additional information.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter of Agreement with Emerging Growth, LLC
10.2	Consulting Agreement with Patrick Gaynes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS Solar Technologies, Inc.

/s/ Bruce R. Knoblich

Bruce R. Knoblich

President and Chief Executive Officer

Date: February 27, 2013

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